Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-105856 on Form S-8 of ThermoView Industries, Inc. of our report dated May 13, 2004 appearing in this Annual Report on Form 11-K of ThermoView Industries, Inc. for the year ended December 31, 2003.

Crowe Chizek and Company LLC

Louisville, Kentucky
June 25, 2004